UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 23, 2014, the Company announced that Peter Kiener, D.Phil, 62, will serve as the Company's Chief Scientific Officer (CSO), Matthais Alder, 49, for Executive Vice President (EVP), Business Development & Licensing, and Steven Caffé, M.D., 54, for Senior Vice President (SVP), Regulatory Affairs effective October 27, 2014.

Dr. Peter Kiener

Most recently, Dr. Kiener was CSO of Ambrx Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates. Prior to joining Ambrx, Dr. Kiener was President and Co-founder of Zyngenia Inc., an early stage biopharmaceutical company. Before this, he was EVP and Global Head of Biologics Research and Development at MedImmune, LLC, the global biologics arm of AstraZeneca. During his tenure there, Dr. Kiener assisted with building the company's industry-leading protein and antibody engineering capabilities and oversaw the submission of multiple investigational new drug and new drug applications. Earlier in his career, he held multiple positions at Bristol-Myers Squibb over an 18-year period, where he worked on biologics. Dr. Kiener has served on the scientific advisory boards of KAI Pharmaceuticals Inc., Genocea Biosciences Inc., NKT Therapeutics Inc. and VLST Corporation. Dr. Kiener has also served as a director of Receptor BioLogix Inc., Synovex Corporation and Virdante Pharmaceuticals Inc. He received his bachelor's degree in chemistry from the University of Lancaster and doctorate of philosophy in Biochemistry from the University of Oxford. Dr. Kiener has published more than 120 papers in peer-reviewed journals and is an inventor on more than 40 patents and patent applications.

Dr. Kiener and the Company have entered into an employment agreement, dated as of October 27, 2014 (the "Kiener Employment Agreement"), the term of which runs from October 27, 2014 through October 27, 2015, which automatically renews for successive one year periods unless either party gives a notice of termination. Under the Employment Agreement, Dr. Kiener will receive a sign-on bonus of $100,000 and an annual base salary of $390,000. In addition to his base salary, he is eligible to receive an annual cash bonus award targeted at 40% of his annual base salary.

Further, effective October 27, 2014, the Company will grant 300,000 stock options on the terms and conditions set forth in the Company's form Incentive Stock Option Agreement filed as Exhibit 10.56 and which will vest ratably over a 4 year period. There are no arrangements or understandings between Dr. Kiener and any other person pursuant to which he was elected as an executive officer of the Company. As an executive officer of the Company, Dr. Kiener will be eligible to enter into the Company's standard form of indemnification agreement, a copy of which was filed as Exhibit 10.67 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and to receive other benefits available to an executive officer.

Matthais Alder

Mr. Alder brings more than 20 years of industry experience to Sucampo. Most recently, he was EVP of Corporate Development and Legal Affairs and Corporate Secretary at Cytos Biotechnology AG, a biopharmaceutical company focused on the development of targeted immuno-therapies. Prior to joining Cytos, he held various roles of increasing responsibility, including SVP Administration, General Counsel and Secretary of Micromet Inc., which was acquired by Amgen. Prior to this, Mr. Alder was a partner in the Life Sciences Transactions Practice at Cooley LLP, where he represented biotech companies in strategic transactions with pharmaceutical companies. Earlier in his career, Mr. Alder was in-house counsel at Ciba-Geigy and Novartis. He holds law degrees from the University of Basel and the University of Miami and is qualified to practice law in Switzerland and the U.S.

Mr. Alder and the Company have entered into an employment agreement, dated as of October 27, 2014 (the "Alder Employment Agreement"), the term of which runs from October 27, 2014 through October 27, 2015, which automatically renews for successive one year periods unless either party gives a notice of termination. Under the Alder Employment Agreement, Mr. Alder will receive an annual base salary of $380,000. In addition to his base salary, he is eligible to receive an annual cash bonus award targeted at 40% of his annual base salary.

Further, effective October 27, 2014, the Company will grant 300,000 stock options on the terms and conditions set forth in the Company's form Incentive Stock Option Agreement filed as Exhibit 10.56 and which will vest ratably over a 4 year period. There are no arrangements or understandings between Mr. Alder and any other person pursuant to which he was elected as an executive officer of the Company. As an executive officer of the Company, Mr. Alder will be eligible to enter into the Company's standard form of indemnification agreement, a copy of which was filed as Exhibit 10.67 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and to receive other benefits available to an executive officer.

Dr. Steven Caffé

Dr. Caffé brings more than 20 years of global product development, registration and lifecycle management expertise to the company. Prior to joining Sucampo, he was SVP and Chief Development and Regulatory Officer at AMAG Pharmaceuticals Inc., a specialty pharmaceutical company, where he played a key role in the provision of strategic insight and operational expertise to ensure successful product development and advancement, and in the acquisition of assets. Prior to joining AMAG, Dr. Caffé was SVP, Head of Global Regulatory Affairs and Patient Safety at MedImmune. At MedImmune, he was responsible for all regulatory and pharmacovigilance matters for commercial and pipeline products. Prior to this, he held increasing leadership positions at Baxter International Inc., Sanofi and Merck & Co. Through various regulatory and development programs, he secured product approvals while building and leading high-performing global teams. Dr. Caffé received his medical degree from the Faculté de Médecine Saint-Antoine, Université Pierre et Marie Curie (Paris 6), and completed his internship and residency and practiced medicine at the academic hospitals of the Assistance Publique de Paris with a focus on emergency and intensive care.

Dr. Caffé and the Company have entered into an employment agreement, dated as of October 27, 2014 (the " Caffé Employment Agreement"), the term of which runs from October 27, 2014 through October 27, 2015, which automatically renews for successive one year periods unless either party gives a notice of termination. Under the Caffé Employment Agreement, Dr. Caffé will receive a sign-on bonus of $100,000 and an annual base salary of $325,000. In addition to his base salary, he is eligible to receive an annual cash bonus award targeted at 40% of his annual base salary.

Further, effective October 27, 2014, the Company will grant 200,000 stock options on the terms and conditions set forth in the Company's form Incentive Stock Option Agreement filed as Exhibit 10.56 and which will vest ratably over a 4 year period. There are no arrangements or understandings between Dr. Caffé and any other person pursuant to which he was elected as an executive officer of the Company. As an executive officer of the Company, Dr. Caffé will be eligible to enter into the Company's standard form of indemnification agreement, a copy of which was filed as Exhibit 10.67 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and to receive other benefits available to an executive officer.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Revisions to Employment Agreements

On October 21, 2014, the Compensation Committee of the Board of Directors approved the compensation terms of the employment agreements with Dr. Kiener, Mr. Alder, and Dr. Caffé including a revision to the employment agreements applicable to those executive officers as well as to employment agreements of the following named executive officers: Mr. Thomas Knapp, Dr. Peter Lichtlen, and Mr. Stan Miele. The revision to the employment agreements changes the amount of the lump sum payment to such executive officers in the event the Company terminates the executive officer's employment by not renewing the employment agreement or without cause from six (6) months to twelve (12) months of then current base salary and in the event that the executive officer is terminated other than for cause or terminates for good reason within twelve (12) months following the occurrence of a change in control of the Company as the result of a change in control from twelve (12) months to eighteen (18) months of then current annual base salary. Otherwise the terms of the employment agreement follows the form of employment agreement, a copy of which was filed as Exhibit 10.70 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the registrant on October 23, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sucampo Pharmaceuticals, Inc.

Date:	October 23, 2014	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary